Exhibit 24.2

McKesson Corporation

Secretary’s Certificate

January 27, 2017

I, the undersigned, hereby certify that I am the duly elected Associate General Counsel and Corporate Secretary of McKesson Corporation, a Delaware corporation (the “Company”) and that, as such, I am authorized to execute this certificate on behalf of the Company, and I further certify as of the date hereof as follows:

1. Attached hereto as Exhibit A is a true, complete and correct copy of an excerpt of the resolutions of the Board of Directors of the Company (the “Board”), duly adopted by the Board on July 27, 2016, with respect to the filing of the Registration Statement on Form S-3 to register the offer and sale of common stock, preferred stock, depository shares representing preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units of the Company.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

MCKESSON CORPORATION

By:	/s/ John G. Saia
Name: John G. Saia
Title: Associate General Counsel and Corporate Secretary

EXHIBIT A

Excerpt of Resolutions of the Board of Directors of McKesson Corporation

WHEREAS, it has been proposed that the Corporation authorize the issuance and sale, including as a part of a convertible or exchangeable security, on a delayed or continuous basis, from time to time, of an unspecified aggregate principal amount of:

(i)	shares of common stock, par value $0.01 per share (the “Common Stock”);

(ii)	shares of preferred stock, par value $.01 per share (the “Preferred Stock”), in one or more series;

(iii)	depositary shares (the “Depositary Shares”) representing fractional interests in Preferred Stock;

(iv)	debt securities, in one or more series, consisting of debentures, notes and/or other unsecured evidences of indebtedness, including either senior debt securities (the “Senior Debt Securities”), senior subordinated debt securities (the “Senior Subordinated Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”) or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Debt Securities”);

(v)	warrants (the “Warrants”) to purchase Debt Securities of one or more series, shares of Preferred Stock of one or more series or shares of Common Stock;

(vi)	stock purchase contracts (the “Stock Purchase Contracts”) representing contracts obligating the holder to purchase from the Corporation, and the Corporation to sell to the holders, a specific number of shares of Common Stock at a future date or dates at a fixed price or as may be determined by reference to a specific formula set forth in the Stock Purchase Contracts; and

(vii)	stock purchase units (the “Stock Purchase Units” and together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Securities”) which shall consist of a Stock Purchase Contract and either (x) one of more Debt Securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the Common Stock under the Stock Purchase Contract, pursuant to a new shelf registration statement on Form S-3 (whether an automatic shelf registration statement or otherwise), including, without limitation, a prospectus contained therein, exhibits and required supplementary materials, pre-effective and, if applicable, post-effective amendments thereto, including, without limitation, any amendment filed in reliance on

Rule 462(b) of the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Registration Statement”), to be filed by the Corporation and, if pursuant to an automatic shelf registration statement, any majority-owned subsidiary of the Corporation that may be added to such automatic shelf registration statement pursuant to Rule 413(b) of the rules and regulations promulgated under the Securities Act, as registrants, with the Securities and Exchange Commission (the “Commission”);

WHEREAS, the Board has determined that it is advisable and in the best interests of the Corporation to authorize the issuance and sale, on a delayed or continuous basis, from time to time, of the Securities pursuant to the Registration Statement;

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REGISTRATION STATEMENT

NOW, THEREFORE, BE IT RESOLVED, that for purposes of these resolutions, the term “Designated Officers” shall mean the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Senior Vice President and Treasurer of the Corporation;

RESOLVED FURTHER, that for purposes of these resolutions, the term “Designated Officer Combination” shall mean any of the following: (i) the President and Chief Executive Officer acting jointly with the Executive Vice President and Chief Financial Officer; or (ii) either the President and Chief Executive Officer or the Executive Vice President and Chief Financial Officer acting jointly with the Vice President and Treasurer;

RESOLVED FURTHER, that the Board deems it advisable and in the best interests of the Corporation to prepare and file with the Commission under the Securities Act the Registration Statement for the registration of the offering and sale on a delayed or continuous basis, from time to time, of an unspecified aggregate principal amount of the Securities;

RESOLVED FURTHER, that prior to the issuance of any Securities pursuant to the Registration Statement, the Board or any authorized committee of the Board (with respect to Securities other than Debt Securities) or any Designated Officer Combination (with respect to Debt Securities) is hereby authorized and empowered, in the name and on behalf of the Corporation, to take such further prior action to authorize the issuance and sale of such Securities and to establish (i) the amount of Securities offered, (ii) the price or prices at which the Securities shall be sold to the public, any underwriters and/or selling agents, (iii) the date or dates of such sales, (iv) the names of any underwriters and/or selling agents and (v) the terms of the Securities, as further specified in these resolutions;

RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, with the assistance of counsel, to prepare, cause to be prepared, execute, deliver, file and cause to be filed all reports, statements, documents and information required to be filed by the Corporation pursuant to the Securities Exchange Act of 1934, as amended, and the Securities Act including, without limitation, the Registration Statement and all other certificates, letters, reports, statements, applications, and any other documents or information connected therewith, which may be required to be filed with the Commission with respect to the registration and offering, issuance and sale from time to time of the Securities and with respect to any withdrawal of such Registration Statement, in such form or forms as any of such Designated Officers shall determine to be necessary, advisable or appropriate, and to take any and all action that counsel for the Corporation shall advise or that any of such Designated Officers taking such action shall determine to be necessary, advisable or appropriate in connection therewith, such determination to be evidenced conclusively by the taking of such action;

RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, with full power and authority, to delegate such authority to one or more attorneys-in-fact or agents acting for him or her pursuant to a power of attorney, to execute and cause to be filed with the Commission under the Securities Act, the Registration Statement, with such changes as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof by such person, and to further execute and cause to be filed any amendments to the Registration Statement (including, without limitation, post-effective amendments) and any supplements to the prospectus or prospectuses contained therein as counsel for the Corporation shall advise or that any of such Designated Officers shall determine to be necessary, advisable or appropriate, such determination to be evidenced conclusively by the execution thereof; and

RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, designated and appointed as agent for service of process for the Corporation in all matters relating to the Registration Statement and any and all amendments (including, without limitation, post-effective amendments) and supplements thereto, with all the powers incident to such appointment and is granted full authority to receive, on behalf of the Corporation, all notices and communications issued by the Commission in connection with the Registration Statement and all related matters; and

RESOLVED FURTHER, that the Designated Officers and the counsel for the Corporation be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to appear on behalf of the Corporation before the Commission or any other regulatory authority (including the Financial Industry Regulatory Authority (“FINRA”) in connection with any matter relating to the Registration Statement.

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GENERAL AUTHORIZATION

RESOLVED FURTHER, that the Designated Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation: (i) to execute and deliver any and all certificates, agreements and other documents, including but not limited to any certificate required under the Indenture and (ii) to take any and all steps and to do any and all acts and things which they, or any of them, may deem necessary, advisable or appropriate in order to effectuate the purposes of each and all of the foregoing resolutions; and

RESOLVED FURTHER, that all acts and things heretofore done by any of such Designated Officers, on or prior to the date of the meeting of the Board at which the foregoing resolutions were adopted, in connection with the transactions contemplated by such resolutions be, and the same hereby are, in all respects ratified, confirmed, approved and adopted as acts by and on behalf of the Corporation.